Exhibit 99.1
1. November 2011 Investor Presentation FBR Fall Investor Conference

Forward-Looking Statements The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. This press release and any other written or oral statements made by or on behalf of Tower may include forward-looking statements that reflect Tower's current views with respect to future events and financial performance. All statements other than statements of historical fact included in this press release are forward-looking statements. Forward-looking statements can generally be identified by the use of forward-looking terminology such as "may," "will," "plan," "expect," "project," "intend," "estimate," "anticipate," "believe" and "continue" or their negative or variations or similar terminology. All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause the actual results of Tower to differ materially from those indicated in these statements. Please refer to Tower's filings with the SEC, including among others Tower's Annual Report on Form 10-K for the year ended December 31, 2010 and subsequent filings on Form 10-Q, for a description of the important factors that could cause the actual results of Tower to differ materially from those indicated in these statements. Forward-looking statements speak only as of the date on which they are made, and Tower undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. Notes on Non-GAAP Financial Measures (1) Operating income excludes realized gains and losses, acquisition-related transaction costs and the results of the reciprocal business, net of tax. Operating income is a common measurement for property and casualty insurance companies. We believe this presentation enhances the understanding of our results of operations by highlighting the underlying profitability of our insurance business. Additionally, these measures are a key internal management performance standard. Operating earnings per share is operating income divided by diluted weighted average shares outstanding. Operating return on equity is annualized operating income divided by average common stockholders' equity. (2) Total premiums include gross premiums written through our insurance subsidiaries and produced as managing general agent on behalf of other insurance companies.

Presentation Outline I. Overview of Tower II. Strategy III. Financial Review IV. Summary

I. Overview of Tower

Diversified Property and Casualty Insurance Company With a Niche Focus Headquartered in New York City Over 20 year track record of excellent operating performance Top 50 P&C insurance company in U.S., rated "A-" by A.M. Best with positive outlook 2010 GPW of $1.5B and over $1B in equity Broad Product Offering Expanding National Presence 18 offices nationwide Over 1400 employees Overview of Tower ("TWGP") Commercial General Commercial Specialty Personal Lines Home and auto

Our 20-Year History Formed Tower Insurance Company in 1990; Tower Risk Management and Tower Group, Inc. in 1996 IPO in 10/2004; formed CastlePoint in 2006 Tower and CastlePoint merged in 2009 MGA/Insurance company; 80% of premiums ceded to reinsurers or managed on behalf of other insurance companies Used the $135M IPO proceeds to increase premium retention and founded CastlePoint as a reinsurer and risk-sharing partner and raised $363M Utilized excess capital in CastlePoint to make strategic acquisitions. Organic growth is driving increase in 2011 GPW - $230M by 2004 stockholders' equity - $2M to $18M GPW - $805M and stockholders' equity - $319M by year end 2008 GPW - $1.75 to 1.8B and stockholders' equity over $1B projected for year end 2011 New York City Northeast; began expansion nationally National

II. Strategic Review

Strong and Consistent Track Record of Profitable Growth AM Best and Company Data. Total Premium Growth Combined Ratio Gross Premiums Written and Produced

Diversification Strategy YTD Data as of September 2011 Products Strong track record of developing and expanding product lines Geography Leverage existing products across the country Distribution Build different distribution sources to capitalize on market opportunities

Business Segment Strategy Commercial Customers Products Underwriting Strategy Personal General Specialty Comprehensive product offering to small business owners Narrowly focused customized specialty products Individual homeowners and drivers Apartment buildings, retail stores, restaurants and artisan contractors Garage liability, commercial construction, specialty transportation, professional employers organizations Homeowners, auto and package Focus on personal package policies to differentiate from direct writers Use reciprocal structures to provide additional capacity and generate fee income Expand specialty classes of business Customize products for select industries and key producers Partner with specialty underwriting managers Provide broad range of products at multiple pricing tiers Promote ease of doing business via web Leverage products across the country

Growth in Fee Income 2004 - 2008 Average 2009-2010 Target Higher ROE Results From Generating Commission and Fee Income Fully leveraged capital in our own company after the CastlePoint acquisition in 2009 Began generating fee income by transferring premiums to reinsurers and other insurance companies after the One Beacon personal lines acquisition in July 2010 Generated $47.9 million in commission and fee income year to date September 30th 2011, up from $37.5 million in same period last year.

An Opportunistic Acquisition Strategy

STRATEGY

- Consolidate profitable book of business
- Expand into profitable markets

PROFILE OF TARGETS

- Target small insurance and managing general agencies
- Strategic investments in distribution sources

VALUE CREATION

- Successful track record in creating value through expense reduction, re-underwriting and cross selling

ACQUISITIONS TIMELINE	
2001	Renewal rights from Empire Insurance Group
2004	Renewal rights from OneBeacon Insurance Group
2007	Preserver Group, Inc.
2009	Hermitage Insurance Group CastlePoint Holdings, Ltd. Specialty Underwriters' Alliance, Inc. Workers' Compensation Renewal Rights from AequiCap
2010	OneBeacon's Personal Lines Division Commercial Auto renewal rights from AequiCap
2011	Renewal rights from Navigators Group, Inc.

TOWER GROUP

11

Organic Growth Strategy Is Working Strong organic growth in the third quarter (16%) primarily from newly created business units Assumed reinsurance and risk sharing Established assumed reinsurance and risk sharing as a separate business unit Generated $61.1 million of new written premiums during the 3rd quarter ($73.2 million of new written premiums year to date) Supporting two Lloyd's syndicates and a select few (re)insurers Customized solutions Developed regional programs that generated $15.3 million of new written premiums during the 3rd quarter ($66.5 million of new written premiums year to date) Favorable outlook for organic growth from product innovation Product innovation initiative launched to develop new products in profitable growing markets Made key senior level hires in the third quarter to substantially improve our business development, product development, and marketing functional areas to support organic growth initiative Developing a growing pipeline of product and other growth initiatives to expand our product offering

Tower is Seeing Favorable Pricing Trends Third Quarter 1.4% renewal rate increase for all businesses excluding program business and assumed reinsurance Meaningful rate increases in certain areas, such as California workers' compensation and assumed reinsurance businesses Favorable Outlook Continue to drive meaningful pricing increases in the 4Q and 2012 Reviewing pipeline of opportunities, especially homeowners and commercial property Well positioned for a market turn Significantly diversified business platform Made significant investment in people, processes and technology Despite significant catastrophe activity in 2011, Tower's core business remains very profitable relative to industry. Source: A.M. Best

III. Financial Review

Strong Track Record of Book Value Growth Book Value Per Share* *TWGP paid cash dividends of $0.10, $0.125, $0.20, $0.26, $0.39 and $0.50 per share in 2006, 2007, 2008, 2009, 2010 and 9M 2011 respectively. Shareholders' Equity Shares Outstanding

Strong Track Record of Operating Earnings and ROE Operating Income $ in millions Near term ROE target: 10% to 12% Operating Earnings Per Share Operating ROE

Hurricane Irene's Impact on Tower Losses from Irene represented Tower's single largest loss event in its history Hurricane Irene was the first Hurricane to make landfall in the tri-state region (NY, NJ and CT) since Gloria in 1985 and the first to make landfall in NJ since 1903 $60M loss from Irene is higher than Tower's total catastrophe losses throughout its history Tower was ranked 6th with 3.9% market share for the lines of business affected by Irene in NJ, NY and CT, but its reported loss was only 1.3% of the total estimated industry loss ($4.5B) Tower's property business has been historically very profitable and not prone to catastrophe losses Tower's homeowners and commercial multiple peril ratio has averaged 50.7% since 2005, with catastrophe losses contributing only a minimal amount to this figure Normal winter storm activity has historically had a minimal impact on Tower's earnings

Declining Expense Ratio Increase in premium volume is creating scale advantages for Tower As systems initiatives relating to personal lines are completed, we expect this scale advantage to increase YTD 2010 BB&T expenses include $4.1 million of non-recurring New York State workers' compensation surcharges. Expense Ratio (net of reciprocals)

Loss Ratio and Reserves Excluding Reciprocals No prior year adverse loss development through 2010 Minimal net adverse loss development in the third quarter 2011 $9.7 million at Tower stock companies primarily from development on discontinued programs

Highly Rated Investments Our high-quality investment portfolio had net unrealized pre-tax gains of $82 million at September 30, 2011 attributable to Tower shareholders Fixed income average quality of AA- Duration of 4.7 years Tax equivalent book yield of 4.6% Asset allocation Asset quality

Improving Investment Performance and Alternative Investments Strategy Strategy Alternative investment commitment remains modest but should provide higher yield and diversification from interest rate risk inherent in fixed-income investments, and reduce capital markets volatility Operating cash flows also invested in opportunistic repurchases of Tower common stock since March 2010 Examples of Alternative Investments Private equity type investments in small real estate projects Minority ownership in distribution partners that have a strategic fit with Tower

Capital Management Strong Capitalization With Limited Need for Additional Capital Significant growth in stockholders equity (from $319 million at December 2008 to $1 billion) primarily from CastlePoint acquisition in 2009 Organic growth unlikely to require additional capital due to: Strong retained earnings generation Hybrid business model - use of reinsurance and other insurance company's capital Acquisitions, if substantial, may require financing Capital Management To govern capital growth and improve ROE, Tower will continue to utilize share repurchases and increase in dividends as capital management tools Actions taken: Share repurchases Repurchased 6.2 million shares of common stock at an average price per share of $22.25 totaling $138 million through September 30, 2011 Increase in dividends Quarterly dividend increased by 275% from $0.05 per share in 2008 to $0.1875 per share in 2011. Current plan is to target dividend payout ratio at approximately 25% of operating income

IV. Summary

Key Investment Considerations Superior Track Record of Operating Performance Consistently outperformed industry in terms of growth and profitability Created significant value for shareholders since IPO in 2004 Diversified Business Platform With a Niche Market Focus Provides organic growth opportunities Allows allocation of capital to profitable market segments Responsible Growth in Premiums and Fee Income Premium growth achieved through acquisitions and new organic growth initiatives Increasing commission and fee income Proactive Capital Management Share repurchase plan in effect 275% increase in dividends per share since 2008 Positive pricing trends and Outlook Positive pricing trends and favorable outlook for organic growth Full deployment of capital to achieve 10% - 12% ROE

Questions?